SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 10, 1999
                                                           -------------


                       W. R. Carpenter North America, Inc.
         ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Delaware                    333-31187               54-1049647
-------------------------------------------------------------------------------
 (State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)             File Number)         Identification Number)


                        801 South Pine Street
                        Madera, California                     93637
                  -----------------------------------------------------
                  (Address of principal executive offices)   (Zip Code)



        Registrant's telephone number, including area code: 559-662-3900
                                                           ---------------

Item 5.    Other Events.
           -------------

     On June 10, 1999, the United Steelworkers of America Union held an election to certify the union as the exclusive representative for the production and maintenance employees of UpRight, Inc. ("UpRight"), a wholly owned subsidiary of W.R. Carpenter North America, Inc. (the "Company"), at UpRight's Selma and Madera, California facilities. The production and maintenance employees at the Selma and Madera facilities voted against unionization and certification of the union. The results of the election were certified by the National Labor Relations Board. Management of UpRight and Horizon High Reach, Inc., a wholly owned subsidiary of the Company, are unable to predict whether, if solicited in the future, any of their non-union employees will elect to be represented by a labor union or other collective bargaining organization. Accordingly, there can be no assurance that the Company will continue to benefit from its current labor conditions for an extended period of time. While UpRight management believes that its employee relations are good, in the event that a future election takes place which results in unionization of UpRight's Selma and Madera employees, there can be no assurance that the effect thereof would not have a material adverse effect on the Company's business and financial condition.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 25, 1999

                       W.R. CARPENTER NORTH AMERICA, INC.
                       ----------------------------------
                       (Registrant)




                       By    /s/ Graham D. Croot
                          -------------------------------
                                 Graham D. Croot
                                 Chief Financial Officer